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                                                                    Exhibit 23.3


                 [J.J.B. HILLIARD, W.L. LYONS, INC. LETTERHEAD]



                  CONSENT OF J.J.B. HILLIARD, W.L. LYONS, INC.


We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of Kentucky River Coal Corporation in, and to the inclusion of such opinion letter as Appendix E to, the Proxy Statement/Prospectus as part of the Registration Statement on Form S-4 (File No. 333-______) of Kentucky River Properties LLC. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                           J.J.B. HILLIARD, W.L. LYONS, INC.



                                           /s/ John T. Sweeney
                                           ---------------------------------
Louisville, Kentucky                       By: John T. Sweeney
February 26, 2002                          Title:  Vice President